Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036-6522

October 28, 2011

BankUnited, Inc.

14817 Oak Lane

Miami Lakes, FL 33016

Re:                               BankUnited, Inc.

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to BankUnited, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-4 (File No. 333-175530) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company of up to 1,838,013 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), upon the consummation of the merger (the “Merger”) of a to-be-formed wholly-owned subsidiary of the Company, with and into Herald National Bank, a national banking association (“Herald”), pursuant to a Merger Agreement, dated as of June 2, 2011, by and between the Company and Herald, as amended by Amendment No. 1 to the Merger Agreement, dated as of October 26, 2011 (as so amended, the “Merger Agreement”).  Subject to certain approvals and conditions, the Merger Agreement provides that Herald will be merged with and into BankUnited, the Company’s wholly-owned banking subsidiary, at the end of August 2012.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, as filed with the Commission on July 13, 2011, and Amendment No. 1 to the Registration Statement as filed with the Commission on the date hereof; (ii) the Merger Agreement; (iii) the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof and currently in effect (the “Certificate of Incorporation”), certified by the Secretary of State of the State of Delaware; (iv) the Amended and Restated By-laws of the Company, as amended to the date hereof and currently in effect, as certified by Rajinder P. Singh, Chief Operating Officer of the Company; (v) certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares and related matters, as certified by Rajinder P. Singh, Chief Operating

Officer of the Company; and (vi) a specimen certificate representing the Common Stock, as certified by Rajinder P. Singh, Chief Operating Officer of the Company.  We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.  In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Securities Act, (ii) the Merger is consummated in accordance with the Merger Agreement and (iii) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, the issuance of the Shares pursuant to the terms of the Merger Agreement will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP